Exhibit 3.790
CERTIFICATE OF LIMITED PARTNERSHIP
OF
REPUBLIC SERVICES OF GEORGIA,
LIMITED PARTNERSHIP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
I.	The name of the limited partnership is REPUBLIC SERVICES OF GEORGIA, LIMITED PARTNERSHIP

II.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.	The name and mailing address of each general partner is as follows:

Name	Mailing Address

Republic Services of Georgia GP, Inc.	110 S.E. 6th St., 28th Floor
Ft. Lauderdale, FL 33301
     IN WITNESS WHEREOF, the undersigned have executed the Certificate of Limited Partnership of Republic Services of Georgia, Limited Partnership, as of December 2, 1999.

GENERAL PARTNER: REPUBLIC SERVICES OF GEORGIA GP, INC., General Partner
By:	/s/ David A. Barclay
David A. Barclay, Vice President and
Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:58 PM 11/10/2008 FILED 06:31 PM 11/10/2008 SRV 081105882 — 3136074 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is Republic Services of Georgia, Limited Partnership
SECOND: ARTICLE III of the Certificate of Limited Partnership shall be amended as follows:
The name and mailing address of each general partner is as follows:
Name: Republic Services of Georgia GP LLC, 110 S.E. 6th Street, Fort Lauderdale, FL 33301
IN WITNESS WHEREOF, the undersigned execute this Amendment to the Certificate of Limited Partnership on this 10th day of November, A.D. 2008.

By:	/s/ David A. Barclay
General Partner(s)
David A. Barclay, Vice President and Secretary of Republic Services of Georgia GP, LLC its General Partner

State of Delaware Secretary of State Division of Corporations Delivered 01:48 PM 01/09/2009 FILED 01:30 PM 01/09/2009 SRV 090020433 — 3136074 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
FIRST: The name of the Limited Partnership is                                                              Republic Services of Georgia, Limited Partnership
SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows:
The name and mailing address of each general partner is as follows:
Name: Republic Services of Georgia GP, LLC, 18500 North Allied Way, Phoenix, AZ 85054
IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 7th day of January, A.D. 2009.

Republic Services of Georgia GP, LLC
By:	/s/ Jo Lynn White
General Partner(s)
Name:	Jo Lynn White Secretary Print or Type